                                                                 EXHIBIT 99.3(a)


                             ARTICLES OF AMENDMENT

                                       OF

                         DYNATRONICS LASER CORPORATION

These articles of Amendment are made by and for DYNATRONICS LASER CORPORATION, a Utah corporation, pursuant to Section 16-10a-1006 of the Utah Revised Business Corporation Act, and in accordance with the provisions of such sections the following information is set forth:

      1. The name of the Corporation is DYNATRONICS LASER CORPORATION.

      2. The Shareholders and the Board of Directors of the Corporation have approved and adopted the following Amendments:

         (a) The name of the Corporation is hereby changed to "DYNATRONICS CORPORATION"

         (b) The Corporation is authorized to issue, in addition to the Common Stock authorized by the Articles of Incorporation, 5,000,000 shares of a second class of stock, no par value, to be designated as "Preferred Stock" with such rights, preferences, limitations and restrictions as the board of directors of the Corporation may determine as provided by Section 16-10a-602 of the Utah Revised Business Corporation Act.

      3. The shareholders adopted the above Amendments to the Articles of Incorporation at a meeting duly called on November 16, 1993. On the date of such meeting, there were 7,678,957 shares of common stock issued and outstanding and qualified to vote on the amendments. There were 6,079,305 or 79 percent of the shares represented in person or by proxy at the meeting in which the vote was taken.

      4. There were 6,060,345 shares or 99 percent voted in favor of Amendment
                    ---------           --
(a) and 3,675,879 shares or 60 percent voted in favor of Amendment (b).
        ---------           --

      5. There were  18,960  shares or less than  1  percent voted against
                         --------                    ---
Amendment (a) and 303,004 shares or 5 percent voted against Amendment (b).
                  -------           -

          IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 18th day of November, 1993.
                                 ----        --------

                              DYNATRONICS CORPORATION
                              Formerly Dynatronics Laser Corporation


                              By:   /S/ Kelvyn H. Cullimore
                                 --------------------------------------
                                           It's President

Attest:
/S/ Bob Cardon             , Secretary
---------------------------